UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 20, 2007
Date of Report (Date of earliest event reported)
MSX International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49821	38-3323099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1950 Concept Drive, Warren, Michigan
(Address of principal executive offices)
48091
(Zip Code)
(248) 299-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Set forth in Exhibit 99.1 to this Current Report is certain information of MSX International, Inc. (the “Company”) contained in the Company's preliminary offering circular dated March 20, 2007 (the “Preliminary Offering Circular”) relating to a proposed offering of $200,000,000 principal amount of senior secured notes due 2012 which is incorporated herein by reference. The information includes the Company's audited financial results for fiscal 2006 with the report of its auditors thereon, which report contains an explanatory paragraph.
The information in this Item 7.01 and the exhibits hereto are furnished pursuant to this Current Report on Form 8-K. Consequently, they are not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information and exhibits may only be incorporated by reference in another filing under the Exchange Act or the Securities Act, if such subsequent filing specifically references such items in this Current Report on Form 8-K.
This disclosure is for informational purposes only and shall not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of the units or related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

99.1	Certain information contained in the Preliminary Offering Circular.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.
Dated: March 20, 2007
MSX INTERNATIONAL, INC.

By:	/s/ Frederick K. Minturn Frederick K. Minturn Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Certain information contained in the Preliminary Offering Circular.